                          SONUS PHARMACEUTICALS, INC.
                             22026 20TH AVENUE S.E.
                            BOTHELL, WASHINGTON 98021


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000

TO THE STOCKHOLDERS OF SONUS PHARMACEUTICALS, INC.:

        The 2000 Annual Meeting of Stockholders of SONUS Pharmaceuticals, Inc. (the "Company") will be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 27, 2000, at 9:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

               (1) To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                      Michael A. Martino                     Robert E. Ivy
                      George W. Dunbar, Jr.                  Dwight Winstead
                      Christopher S. Henney, Ph.D., D.Sc.


               (2) To approve the adoption of the Company's 2000 Stock Incentive Plan which authorizes the issuance of 500,000 shares of Common Stock plus, as of the last day of each calendar year under the Plan, an additional number of shares equal to four percent (4%) of the shares of the Company's Common Stock outstanding as of such date;

               (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

               (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on March 3, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors

                                       Michael A. Martino
                                       President and Chief Executive Officer

March 15, 2000

        YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                           SONUS PHARMACEUTICALS, INC.
                             22026 20TH AVENUE S.E.
                            BOTHELL, WASHINGTON 98021

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SONUS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at its 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held on April 27, 2000, at 9:00 A.M., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 22, 2000. The Company has retained the services of Corporate Investor Communications, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is $4,500 and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, SONUS Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the approval of the 2000 Stock Incentive Plan, and "FOR" the ratification of Ernst & Young LLP as the Company's independent auditors.

                                VOTING SECURITIES

        The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on March 3, 2000 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,151,689 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

        All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder's shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company.

        If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

        The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


             NAME                      AGE              POSITION WITH THE COMPANY
             ----                      ---              -------------------------
Michael A. Martino                      44      President, Chief Executive Officer and
                                                Director
George W. Dunbar, Jr.                   53      Director, Co-Chairman of the Board
Christopher S. Henney, Ph.d., D.Sc.     59      Director
Robert E. Ivy                           66      Director, Co-Chairman of the Board
Dwight Winstead                         51      Director

        Michael A. Martino joined the Company in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division where he was responsible for annual revenues of approximately $250 million. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Polytechnic Institute.

        George W. Dunbar, Jr. was elected as a director of the Company in November 1997 and co-chairman of the board in July 1999. Mr. Dunbar is currently acting President and Chief Exectuvie Officer of CytoTherapeutics, Inc. and StemCells, Inc. From 1991 until 1999, Mr. Dunbar was President, Chief Executive Officer and a director of Metra Biosystems, Inc., a company developing new diagnostics and medical devices for detection and management of bone and joint diseases. From 1988 until 1991, he was the Vice President of Licensing and Business Development for The Ares-Serono Group, a Swiss health care company. From 1974 until 1987, he held various senior management positions with Amersham International, a health care and life sciences company, where he most recently served as Vice President for its Life Sciences business in North America. Mr. Dunbar also serves as a director of LJL Biosystems, Quidel Corporation, Competitive Technologies, Inc., and The Valley Medical Center Foundation. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University and sits on the Auburn School of Business M.B.A. Advisory Board.

        Christopher S. Henney, Ph.D., D.Sc. was elected as a director of the Company in February 1999. Since May 1995, Dr. Henney has been President, Chief Executive Officer and a director of Dendreon Corporation, a biotechnology company. From 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and a director of ICOS and from 1981 to 1989 he served as a director, Vice Chairman and Scientific Director of Immunex. Immunex and ICOS are each biotechnology companies that were co-founded by Dr. Henney. Dr. Henney received his Ph.D. in experimental pathology and a D.Sc. in immunology from the University of Birmingham. Dr. Henney has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center, where he was the first Head of Basic Immunology. He is the author of more than 200 published articles in the field of immunology and has been editor of a number of scientific journals and has served on several scientific advisory boards. He is a former section editor of Journal of Immunology and chairman of the American Cancer Society's Advisory Committee on Immunology and Immunotherapy. Dr. Henney is also serves as a director of Techne Corporation.

        Robert E. Ivy was elected as a director of the Company in February 1999 and co-chairman of the board in July 1999. Since October 1999, Mr. Ivy has been the President of Insight, Inc. From 1987 until 1999, Mr. Ivy served as Chief Executive Officer, President and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999. Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of Oncogene Science, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Schering A.G.); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group. Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales. Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

        Dwight Winstead has served as a director of the Company since July 1995. In May 1997, Mr. Winstead became President of Owen Healthcare, Inc., a hospital pharmacy management company and a subsidiary of Cardinal Health, Inc. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving more than 1,200 health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions at several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University.



OTHER EXECUTIVE OFFICER

        John T. Flaherty, M.D. joined the Company in May 1999 as Senior Vice President and Chief Medical Officer. Dr. Flaherty joined the Company from Merck & Co., Inc. where he was Senior Clinical Scientist in Outcomes Research and Management for cardiovascular products. From 1992 to 1997, Dr. Flaherty was Executive Director of Clinical Development at Merck. Prior to joining Merck, he was an Associate Professor of Medicine at John Hopkins University School of Medicine. Dr. Flaherty received a bachelor's degree in materials science and engineering from the Massachusetts Institute of Technology and an M.D. from Duke University School of Medicine. He is a fellow of the American College of Cardiology and has published more than 100 articles in scientific journals.

BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held 9 meetings during the fiscal year ended December 31, 1999. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served except for George W. Dunbar, Jr., who attended six of the nine Board meetings. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Audit Committee are Robert E. Ivy, Christopher S. Henney, Ph.D., D.Sc, and George W. Dunbar, Jr.. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held four meetings during the fiscal year ended December 31, 1999.

        The Compensation Committee is presently comprised of two (2) directors selected by the Board of Directors of the Company. The members of the Compensation Committee are Dwight Winstead and George W. Dunbar, Jr. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held four meetings during the fiscal year ended December 31, 1999.

        The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

        COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation received for the fiscal year ended December 31, 1999, by the Company's Chief Executive Officer and its other executive officers (collectively, the "Named Executive Officers"):



                           SUMMARY COMPENSATION TABLE



                                                                            Long Term
                                                                           Compensation
                                                                             Awards -
                                                  Annual Compensation       Securities
                                               ------------------------     Underlying      All Other
Name and  Position                  Year        Salary        Bonus (1)      Options      Compensation
--------  --------                  ----        ------        ---------      -------      ------------
Michael A. Martino (2)              1999       $250,000       $     --             --       $ 19,608
  President, Chief                  1998         54,968             --        200,000         50,209
  Executive Officer and             1997             --             --             --             --
  Director

John Flaherty, M.D. (3)             1999        114,488             --         80,000         31,803
  Senior Vice President             1998             --             --             --             --
  and Chief Medical                 1997             --             --             --             --
  Officer

Gregory Sessler (4)                 1999        190,000             --        120,000             --
  Senior Vice President,            1998        190,000             --         21,500             --
  Strategic Market                  1997        165,000         41,250         16,150             --
  Development and Chief
  Financial Officer

Steven C. Quay, M.D., Ph.D. (5)     1999        205,833             --        405,000        174,167
  Former Chief Executive            1998        380,000             --         19,700             --
  Officer                           1997        360,000        112,500         33,500             --


------------------
(1) Bonus earned for the applicable fiscal year pursuant to Company's Executive Incentive Compensation Plan, which provides for bonuses to be paid on a percentage of salary provided that certain objectives are met. The percentage of salary and objectives to be met are approved by the Compensation Committee of the Board.

(2) Mr. Martino joined the Company in September 1998. Other compensation includes a signing bonus of $40,000 and relocation expenses of $10,209 in 1998 and relocation expenses of $19,608 in 1999.

(3) Mr. Flaherty joined the Company in May 1999 at an annual salary of $190,000. Other compensation represents relocation expenses in 1999.

(4)     Mr. Sessler resigned his position with the Company in March 2000.

(5) Mr. Quay resigned as Chief Executive Officer in July 1999 and is currently a part-time employee of the Company. Other compensation represents consideration paid to Mr. Quay in connection with his resignation as Chief Executive Officer.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                                         Potential
                                                                                                     Realizable Value at
                               Number         % of Total                                               Assumed Annual
                                 of            Options                                                 Rates of Stock
                             Securities       Granted to                                             Price Appreciation
                             Underlying       Employees    Exercise or                               for Option Term (3)
                               Options        in Fiscal    Base Price                             -------------------------
Name                           Granted         Year (1)     ($/Share)  Expiration Date (2)            5%             10%
---------------------------------------------------------------------------------------------------------------------------
Michael A. Martino                  --             --            --                --                   --              --

John T. Flaherty, M.D           30,000            4.0        6.0625          05/10/09              114,380         289,862
                                50,000            6.6        3.9688          10/08/09              124,797         316,262

Gregory Sessler                120,000           15.8        5.9375          02/11/09              448,087       1,135,542

Steven C. Quay, M.D., Ph.D     400,000           52.7        5.9375          02/11/09            1,493,625       3,785,139
                                 5,000            0.7          6.75          07/21/09               21,225          53,789



(1) Options to purchase an aggregate of 758,760 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 1999.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.




               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES




                                                        Number of Securities Underlying      Value of Unexercised in-the-Money
                             Shares                 Unexercised Options at Fiscal Year-End       Options at Fiscal Year-End (1)
                            Acquired      Value     --------------------------------------   ---------------------------------
Name                       on Exercise   Realized   Exercisable             Unexercisable    Exercisable         Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Michael A. Martino              --        $ --         62,500                  137,500         $     --              $    --

John Flaherty, M.D              --          --             --                   80,000               --                   --

Gregory Sessler                 --          --         79,984                  138,134           77,405                   --

Steven C. Quay, M.D., Ph.D      --          --        569,090                  415,376          140,456                   --



 (1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1999 on the Nasdaq National Market was $2.50.

DIRECTOR'S FEES

        During 1999, the Company's non-employee directors received cash compensation in the amount of $3,750 per quarter for service on the Company's Board of Directors. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended.

        On May 12, 1995, the Company adopted a Stock Option Plan for Directors. Under the Directors' Plan, continuing directors receive an option grant covering 5,000 shares upon re-election at the Company's Annual Meeting of Stockholders. In addition to option grants under the Director Plan, in July 1999, each of the Company's directors received an option grant covering 5,000 shares under the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Plan - 1991. The exercise price of option grants to directors is equal to the fair market value of the Company's Common Stock at the time of grant and the options are fully vested upon grant.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company entered into an employment arrangement with Michael A. Martino on September 15, 1998, which provides that Mr. Martino will act as the Company's President and Chief Operating Officer and was appointed as a member of the Company's Board of Directors. Mr. Martino received an initial stock option grant to purchase up to 200,000 shares of Common Stock of the Company, subject to a vesting schedule over time, and a one time payment of $40,000 upon commencement of employment. Mr. Martino receives an annual base salary of $250,000 and an annual bonus of up to 35% of his annual base salary upon the achievement of certain performance goals determined by the Board of Directors. The employment arrangement may be terminated by Mr. Martino or the Company at any time. In the event Mr. Martino's employment is terminated by the Company without cause in circumstances not covered by the Change-in-Control Agreement described below, the Company will continue to pay Mr. Martino's base salary for a period of 12 months plus the number of months remaining in his first year of employment.

        The Company has entered into Change-in-Control Agreements with each of Messrs. Martino, Sessler and Flaherty. Each of the Agreements provides that upon termination of employment within 12 months following a Change of Control, as defined in the Agreements, either voluntarily for good reason or involuntarily without cause, the Company will pay the employee accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal the employee's highest annual base salary in effect within 12 months of termination multiplied by 2.99. Each of the Agreements has a maximum term of three years.

        On August 25, 1999, the Company entered into an agreement for part-time employment and mutual release with Steven C. Quay, M.D., Ph.D. The agreement has a term of thirty-six (36) months and provides that Dr. Quay will provide services for up to 144 hours per quarter prior to December 31, 1999 and up to 80 hours per calendar quarter during the remaining term of the agreement. In consideration for services under the agreement, Dr. Quay received an amount equal to the amount he would have received under his previous employment agreement through December 31, 1999, which equaled $174,167, and will receive $250 per hour during the remaining term.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Based solely upon its review of the copies of reports furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.


                                                  Amount and Nature of
Name and Address of Beneficial Owners            Beneficial Ownership (1)            Percent of Class
-------------------------------------            ------------------------            ----------------
Steven C. Quay, M.D., Ph.D. (2)
Debra L. Quay.......................                    1,713,591                          17.8%
c/o SONUS Pharmaceuticals, Inc.
  22026 20th Avenue SE
  Bothell, Washington 98021

Abbott Laboratories (3)......                             843,802                           8.7%
  100 Abbott Park Road
  Abbott Park, Illinois  60064

Aperture Associates, L.P. (4)
Horsley Bridge Partners, Inc. ......                      659,647                           7.2%
  505 Montgomery Street
  San Francisco, California  94111

Daiichi Pharmaceutical Co., Ltd. ...                      462,857                           5.1%
  14-10, Nihonbashi 3-chome,
  Chuo-ku, Tokyo 103, Japan

Michael A. Martino (5).......                             130,400                           1.4%

Gregory Sessler (6)..........                             181,027                           1.9%

John Flaherty (7)............                              16,940                           *

George W. Dunbar, Jr. (8)....                              22,633                           *

Christopher S. Henney, Ph.D., D.Sc. (9)...                 17,633                           *

Robert E. Ivy (10)...........                              17,633                           *

Dwight Winstead (11).........                              32,633                           *

All current executive officers and
directors as a group (7 persons)
  (12).......................                             418,899                           4.4%

-----------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes (i) 1,221,335 shares owned by Dr. Steven C. Quay and Debra L. Quay, and (ii) 492,256 shares subject to stock options exercisable within 60 days of the Record Date.

(3) Includes 500,000 shares subject to warrants exercisable within 60 days of the Record Date.

(4) Information is based on reports filed with the Securities and Exchange Commission. Includes 12,123 shares subject to warrants exercisable within 60 days of the Record Date.

(5) Includes 126,400 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 157,016 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 16,940 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 22,633 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 17,633 shares subject to options exercisable within 60 days of the Record Date.

(10) Includes 17,633 shares subject to options exercisable within 60 days of the Record Date.

(11) Includes 32,633 shares subject to options exercisable within 60 days of the Record Date.

(12)    Includes directors' and executive officers' shares listed above.

                      REPORT OF THE COMPENSATION COMMITTEE

        The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1999.

        The Compensation Committee recommends for approval by the Board of Directors the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans. The Compensation Committee met four times in 1999 and is presently comprised entirely of directors who are not, and were not formerly, officers or employees of the Company.

COMPENSATION POLICIES AND OBJECTIVES

        The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations in the health care industry. The Compensation Committee measures executive performance on an individual and corporate basis.

        There are three components to the Company's executive compensation program, and each is consistent with the stated philosophy as follows:

        - Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range levels are reviewed on an annual basis to ensure competitiveness with a peer group of other health care companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) reviews specific information provided by Towers Perrin, a compensation consulting firm, with respect to the competitiveness of salaries paid to the Company's executives.

        - Annual Bonus. Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance, and can be paid in cash or stock options. The purpose of annual cash bonuses are to reward executives for achievements of corporate, financial and operational goals. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. Philosophically, the Board of Directors believes annual bonuses should be weighted toward stock or stock equivalents until such time as the Company generates positive cash flow.

        - Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded if individual goals are achieved or exceeded. The Compensation Committee generally has followed the practice of granting options annually on terms which provide that the options become exercisable with respect to 25% of the shares purchasable under the option after one year and in monthly installments over a three year period thereafter. However, the plans also provide for accelerated vesting of up to 50% of the shares awarded based upon the percentage of aggregated achievement of corporate goals. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

FISCAL YEAR 1999 COMPENSATION

        Mr. Martino's cash compensation paid in 1999 was $250,000. No cash bonuses were paid pursuant to the Company's Executive Incentive Compensation Plan for 1999.

        The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer. The Company's stock option plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                            The Compensation Committee of the
                                            Board of Directors



                                            George W. Dunbar
                                            Dwight Winstead


        Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 12 shall not be incorporated by reference into any such filings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1999, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers.

                             STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Pharmaceutical Index and the Nasdaq Stock Market - U.S. Index for the period that commenced October 12, 1995, the date on which the Company's Common Stock was first registered under the Exchange Act, and ended on December 31, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
    AMONG SONUS PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                               10/12/95  12/95     3/96     6/96     9/96    12/96     3/97    6/97      9/97

SONUS PHARMACEUTICALS, INC.      100      175      229      289      271      425      377      402      600
NASDAQ STOCK MARKET (U.S.)       100      104      109      118      122      128      121      143      167
NASDAQ PHARMACEUTICAL            100      122      127      123      126      122      116      125      140


                                12/97    3/98      6/98     9/98    12/98     3/99     6/99     9/99    12/99
SONUS PHARMACEUTICALS, INC.      473      350      176      104       96      107       74       47       36
NASDAQ STOCK MARKET (U.S.)       157      184      189      171      221      247      270      277      399
NASDAQ PHARMACEUTICAL            126      139      128      121      161      176      179      205      300

*$100 INVESTED ON 10/12/95 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                                  PROPOSAL TWO

                    APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

INTRODUCTION

        The Board of Directors adopted the 2000 Stock Incentive Plan (the "2000 Plan") in February 2000.

        Approval of the 2000 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the approval of the 2000 Plan and the total number of shares issuable thereunder.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 PLAN.

        The principal features of the 2000 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2000 Plan itself which is attached hereto as Exhibit A.

2000 PLAN TERMS

        The 2000 Plan provides for the grant by the Company of options and/or rights to purchase shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. The number of shares of Common Stock available under the 2000 Plan will initially be 500,000 shares and shall increase as of the last day of each calendar year during the term of the 2000 Plan, commencing December 31, 2000, by an additional number of shares equal to four percent (4%) of the Company's Common Stock outstanding as of such date, subject to adjustment. Notwithstanding the foregoing, the maximum number of shares issuable under the 2000 Plan shall be limited to 5,000,000 shares. As of the Record Date, approximately seven (7) executive officers and directors of the Company and approximately fifty (50) other employees were eligible to participate. The purpose of the 2000 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to motivate such persons by providing them with an equity participation in the Company. The Company does not expect to grant directors options in excess of those granted under the Stock Option Plan for Directors, but reserves the right to grant such options if necessary to attract or retain qualified directors. The 2000 Plan expires February 2010, unless terminated earlier by the Board of Directors.

        The 2000 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board. Presently, the Company's Board of Directors administers the 2000 Plan (the "Administrator"). The Administrator has broad discretion to determine the persons entitled to receive options and/or rights to purchase under the 2000 Plan, the terms and conditions on which options and/or rights to purchase are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 2000 Plan. Such consideration may generally consist of cash or shares of Common Stock of the Company or, in the case of rights to purchase, a promissory note.

        Options granted under the 2000 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options," as determined by the Administrator. Options may be granted under the 2000 Plan for terms of up to ten (10) years. The exercise price of incentive stock options must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant and the exercise price of nonqualified stock options must be at least equal to 85% of the fair market value of the Common Stock of the Company on the date of grant. No optionee may be granted incentive stock options under the 2000 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. Further, no optionee may be granted options or rights to purchase in excess of 400,000 shares in any year. Options granted under the 2000 Plan to officers, employees, directors, or consultants of the Company are nontransferable other than upon death by will and the laws of descent and distribution, and generally may be exercised only while the optionee is employed or retained by the Company or within three to six months after termination for any reason, with the exact date of expiration to be determined by the Administrator.

        Upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets and certain other similar events (a "Change-of-Control Event"), the 2000 Plan provides that the 2000 Plan itself and all outstanding options shall terminate unless provision is made in writing for the continuance of the 2000 Plan and for the assumption of outstanding options and rights to purchase previously granted. If provision for the assumption of outstanding options and rights to purchase is not made in connection with a Change-of-Control Event, then notice shall be provided to all participants and all outstanding options and rights to purchase shall be accelerated. In the event that the outstanding shares of Common Stock while the 2000 Plan is in effect are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or of another change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 2000 Plan and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights to purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

        Payment for shares upon exercise of an option or upon issuance of restricted stock must be made in full at the time of exercise, or issuance with respect to restricted stock. The form of consideration payable upon exercise of an option or purchase of restricted stock shall, at the discretion of the Administrator, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase, (iii) by the issuance of a promissory note acceptable to the Administrator; or (iv) pursuant to other methods described in the 2000 Plan.

NEW PLAN BENEFITS

        The Company believes that the benefits or amounts that will be received by any participant under the 2000 Plan cannot be determined. The Company also believes that the benefits or amounts that would have been received by any person or group of persons under the 2000 Plan in fiscal year ended December 31, 1999, if the 2000 Plan had been in effect during that period, cannot be determined. The Company expects to grant options to officers, directors and other employees of the Company.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 2000 PLAN

        The following is a summary of certain federal income tax consequences of participation in the 2000 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2000 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

        Incentive Options. No taxable income will be recognized by an optionee under the 2000 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

        The exercise of an incentive option may result in items of "tax preference" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

        Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

        Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

        If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

TAX WITHHOLDING

        Under the 2000 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 2000 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD

        Approval of this Proposal Two to adopt the 2000 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting (voting together as a single class). Proxies solicited by management for which no specific direction is included will be voted "FOR" the adoption of the 2000 Plan. THE BOARD DEEMS PROPOSAL TWO TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2000 PLAN.


                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        Ernst & Young LLP has audited the Company's financial statements annually since inception. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than 120 days prior to mailing in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in April 2001.

        Proxies submitted to the Company will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2001 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by February 6, 2001, the Company will be allowed to use is voting authority as described above.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.



                                      By Order of the Board of Directors


                                      Michael A. Martino
                                      President and Chief Executive Officer

March 15, 2000

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1999 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 3, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

        COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SONUS PHARMACEUTICALS, INC., 22026 20TH AVENUE S.E., BOTHELL, WASHINGTON 98021.

                                                                       EXHIBIT A


                           SONUS PHARMACEUTICALS, INC.
                            2000 STOCK INCENTIVE PLAN


        This 2000 STOCK INCENTIVE PLAN (the "Plan") is hereby established and adopted this 9th day of February, 2000 (the "Effective Date") by Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Company").


                                    ARTICLE 1

                              PURPOSES OF THE PLAN

        1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract, motivate and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.


                                    ARTICLE 2

                                   DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings indicated:

        2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

        2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

        2.3 BOARD. "Board" means the Board of Directors of the Company.

        2.4 CAUSE. "Cause" means, with respect to the termination of a Participant's employment, termination of such employment by the Company for any of the following reasons:

               (a) The continued refusal or omission by the Participant to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company;

               (b) Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant's duties to, or material deviation from any of the policies or directives of, the Company;

               (c) Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; or

               (d) Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.

        2.5 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

        2.6 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.7 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

        2.8 COMMON STOCK. "Common Stock" means the Common Stock, $0.001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

        2.9 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

        2.10 EFFECTIVE DATE. "Effective Date" means February 9, 2000, which was the date on which the Plan was originally adopted by the Board.

        2.11 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

        2.12 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

               (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is quoted.

               (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

               (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

        2.13 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        2.14 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

        2.15 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

        2.16 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

        2.17 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

        2.18 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

        2.19 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

        2.20 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

        2.21 OPTIONEE. "Optionee" means a Participant who holds an Option.

        2.22 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

        2.23 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

        2.24 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

        2.25 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

        2.26 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

        2.27 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

        2.28 10% STOCKHOLDER. "10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.


                                    ARTICLE 3

                                   ELIGIBILITY

        3.1 INCENTIVE OPTIONS. Subject to Section 3.4, officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

        3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Subject to Section 3.4, officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

        3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Rights to Purchase or Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 400,000 shares.


        3.4 RESTRICTIONS. Notwithstanding anything contained in this Plan to the contrary, including, without limitation, Sections 3.1 and 3.2 above, (i) no Incentive Options shall be issued under the Plan; and (ii) no director or officer of the Company or any Affiliated Company shall be eligible to receive any Incentive Option, Nonqualified Option or Right to Purchase, or any right to receive the same, pursuant to this Plan unless and until this Plan has been approved by the affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock.

                                    ARTICLE 4

                                   PLAN SHARES

        4.1 SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock that may be issued under the Plan shall be equal to the sum of (a) 500,000 shares, plus (b) as of the last day of each calendar year during the term of the Plan, commencing December 31, 2000, an additional number of shares equal to four percent (4%) of the shares of the Company's Common Stock outstanding as of such date, subject to adjustment as to the number and kind of shares pursuant to
Section 4.2 hereof. Notwithstanding the previous sentence, the maximum number of shares issuable under the Plan shall be 5,000,000. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

        4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.


                                    ARTICLE 5

                                     OPTIONS

        5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

        5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair

Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

        5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        5.4 TERM AND TERMINATION OF OPTIONS. The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

        5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

        5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

        5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which such Option is permitted to be assigned or transferred under the Code.

        5.8 RIGHTS AS STOCKHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such

Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                    ARTICLE 6

                               RIGHTS TO PURCHASE

        6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

        6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

        6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        6.4 RIGHTS AS A STOCKHOLDER. Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a Stockholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company in accordance with the terms of the Stock Purchase Agreement.

        6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement or by the Administrator. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

        6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

        6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

        6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.


                                    ARTICLE 7

                           ADMINISTRATION OF THE PLAN

        7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

        7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

        7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.


                                    ARTICLE 8

                                CHANGE IN CONTROL

        8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company (i) the time period relating to the exercise or realization of all outstanding Options and Rights to Purchase shall automatically accelerate immediately prior to consummation of such Change in Control if the Administrator does not take the action described in subitem
(C) of this Section 8.1 and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase of each Option or Right to Purchase for an amount of cash or other property that could have been received upon the exercise of the Option or Right to Purchase had the Option been currently exercisable, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided or (D) make such other provision as the Committee may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                    ARTICLE 9

                      AMENDMENT AND TERMINATION OF THE PLAN

        9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any

Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

        9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.



                                   ARTICLE 10

                            CANCELLATION & RECISSION

        10.1 NON-COMPETITION. Unless an Option Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Options at any time if the Participant in nor in compliance with all applicable provisions of the Option Agreement and the Plan, or if the Participant engages in any "Adverse Activity." For purposes of this Section 10, "Adverse Activity" shall include: (i) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company;
(ii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the Participant's employment for Cause.

        10.2 AGREEMENT UPON EXERCISE. Upon exercise, payment or delivery pursuant to an Option Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (i)-(iii) of Section 10.1 prior to, or during the six
(6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

                                   ARTICLE 11

                                 TAX WITHHOLDING

        11.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.


                                   ARTICLE 12

                                  MISCELLANEOUS

        12.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

        12.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

        12.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

        12.4 ANNUAL REPORTS. During the term of this Plan, the Company will furnish to each Participant copies of annual financial reports that the Company distributes generally to its stockholders.

PROXY                     SONUS PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              ANNUAL MEETING OF THE STOCKHOLDERS -- APRIL 27, 2000

   The undersigned hereby nominates, constitutes and appoints Michael A. Martino and John T. Flaherty, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SONUS PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of the Company to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 27, 2000, at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below                               [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
     (except as marked to the contrary below)

  Election of the following nominees as directors: Michael A. Martino, George W. Dunbar, Jr., Christopher S. Henney, Ph.D., D.Sc., Robert E. Ivy and Dwight Winstead.

  (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Approve the adoption of the Company's 2000 Stock Inventive Plan:
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. Ratification of Ernst & Young LLP as independent auditors:

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

    Important -- Please sign and date on the other side and return promptly.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE ADOPTION OF THE 2000 STOCK INCENTIVE PLAN, AND "FOR" RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                                    Date  , 2000

                                                     (Signature of stockholder)

                                                    PLEASE SIGN YOUR NAME
                                                    EXACTLY AS IT APPEARS
                                                    HEREON. EXECUTORS,
                                                    ADMINISTRATORS, GUARDIANS,
                                                    OFFICERS OF CORPORATIONS AND
                                                    OTHERS SIGNING IN A
                                                    FIDUCIARY CAPACITY SHOULD
                                                    STATE THEIR FULL TITLES AS
                                                    SUCH.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.